As filed with the Securities and Exchange Commission on February 6, 1996
                                                 Registration No. 33-

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                              __________

                               FORM S-3
                        REGISTRATION STATEMENT
                                 Under
                      The Securities Act of 1933
                              ___________

                          GENERAL MILLS, INC.
        (Exact name of registrant as specified in its charter)

       Delaware                                            41-0274440
(State or other jurisdiction                            (I.R.S Employer
of incorporation or organization)                      Identification No.)

                  Number One General Mills Boulevard
                     Minneapolis, Minnesota 55426
                            (612) 540-2311
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     Siri S. Marshall, Esq.
      Senior Vice President, General Counsel and Secretary
                       General Mills, Inc.
               Number One General Mills Boulevard
                  Minneapolis, Minnesota 55426
                         (612) 540-7230
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            Copy to:

                  Robert E. Buckholz, Jr., Esq.
                       Sullivan & Cromwell
                        125 Broad Street
                    New York, New York 10004

      Approximate date of commencement of proposed  sale  to  the
public:   From  time  to time after the effective  date  of  this
Registration Statement, as determined by market conditions.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
      If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, check the following box. / /

                 CALCULATION OF REGISTRATION FEE
                                       Proposed
   Title of each        Amount          maximum       Proposed maximum     Amount of
class of securities     to be        offering price  aggregate offering  registration
 to be registered     registered      per unit (1)      price (1)           fee

Debt Securities     $500,000,000(2)      100%(3)      $500,000,000(3)      $172,414

(1) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.
(2) Or, in the case of debt securities issued at an original issue discount, such greater principal amount as shall result in an aggregate offering price of the amount set forth above or, in the case of debt securities denominated in a currency other than U.S. dollars or in a composite currency, such U.S. dollar amount as shall result from converting the aggregate public offering price of such debt securities into U.S.
     dollars at the exchange rate in effect on the date such debt securities are initially offered to the public.
(3)  Plus accrued interest, if any.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A + + REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + + SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR + + MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT + + BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR+ + THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + + SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + + UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF+
+ ANY SUCH STATE.                                                             +
+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

         SUBJECT TO COMPLETION, DATED FEBRUARY 6, 1996

                           $500,000,000
                        General Mills, Inc.
                          Debt Securities


      General Mills, Inc. ("General Mills" or the "Company") may offer from time to time its unsecured debt securities (the "Debt Securities") in one or more series at an aggregate initial offering price not to exceed $500,000,000, or its equivalent in such foreign currency or units of two or more foreign currencies as may be designated by the Company at the time of the offering, on terms to be determined at the time of sale. This Prospectus sets forth information regarding the Company and general information regarding the Debt Securities. The specific designation, aggregate principal amount, purchase price, maturity, denominations (which may be in United States dollars, in any other currency or in a composite currency), any interest rate or rates (which may be fixed or variable) and time of payment of any interest, any redemption or extension terms, any terms for sinking fund payments, any listing of the Debt Securities on a securities exchange and other specific terms of the Debt Securities will be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement"). As used herein, the term "Debt Securities" shall include securities denominated in United States dollars or, if so specified in the applicable Prospectus Supplement, in any other currency or currency units.

      The Debt Securities may be sold to or through underwriters, dealers or agents for public offering or directly to other purchasers pursuant to the terms of the offering fixed at the time of sale. See "Plan of Distribution." Any underwriters, dealers or agents participating in an offering of Debt Securities will be named in the accompanying Prospectus Supplement or Prospectus Supplements. Such underwriters, dealers or agents may be deemed "underwriters" within the meaning of the Securities Act of 1933.




THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                 THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.



          The date of this Prospectus is _________, 1996

                      AVAILABLE INFORMATION

      General Mills is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 and at the Commission's regional offices located at: Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60601 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the New York Stock Exchange and the Chicago Stock Exchange. Reports, proxy statements and other information concerning the Company also may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605.

      The  Company  has  filed with the Commission  a  registration statement  on  Form S-3 (herein, together with all  amendments  and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement, and exhibits thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.


         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company incorporates by reference into this Prospectus the following documents or information:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 28, 1995;

       (b) The Company's Quarterly Reports on Form 10-Q for quarters ended August 27, 1995 and November 26, 1995 and the Current Report on Form 8-K dated December 18, 1995; and

      (c) All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange
Act, after the date of this Prospectus and prior to the termination of the offering of the Debt Securities hereof.

      Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the foregoing documents or any other information incorporated herein by reference or in the Registration Statement to which this Prospectus relates (other than certain exhibits to such documents). All requests should be directed to Ivy S. Bernhardson, Assistant Secretary, General Mills, Inc., P. O. Box 1113, Minneapolis, Minnesota 55440; telephone number (612) 540-7365.

       Unless   otherwise  indicated,  currency  amounts  in   this
Prospectus and any Prospectus Supplement are stated in United States dollars ("$" or "dollars").


                           THE COMPANY

     General  Mills  was  incorporated in Delaware  in  1928.   The
Company is a leading marketer of packaged consumer foods. Included among the many products marketed by the Company are the following well-known brands: CHEERIOS, WHEATIES, TOTAL and other ready-to-eat cereals, GOLD MEDAL flour, BETTY CROCKER dessert mixes, BISQUICK baking mix, HAMBURGER HELPER main meal mixes, POP SECRET microwave popcorn, BUGLES snacks and YOPLAIT and COLOMBO yogurt products. The Company's expanding international operations include joint ventures with Nestle S.A. (ready-to-eat cereals), PepsiCo, Inc. (snacks) and CPC International Inc. (desserts and baking mixes).

     As used in this Prospectus, the terms "General Mills" and "Company", mean General Mills, Inc. and its subsidiaries unless the context indicates otherwise.

     The Company's principal executive offices are located at Number One General Mills Boulevard, Minneapolis, Minnesota 55426; telephone number (612) 540-2311.


                         USE OF PROCEEDS

      Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be added to the general funds of the Company and will be used to repay short-term debt and for other general corporate purposes, including working capital, debt refinancings, possible acquisitions and capital expenditures for business development. Specific allocations of the proceeds to such purposes may not have been made at the date of the applicable Prospectus
Supplement, although management of the Company will have determined that funds should be borrowed at that time in anticipation of future funding requirements. The precise amount and timing of the application of such proceeds will depend upon the funding requirements of the Company and the availability and cost of other funds. Pending such use, a portion of such funds may be invested in short-term marketable securities.

                                  RATIO OF EARNINGS TO FIXED CHARGES
                            26 Weeks Ended                      Fiscal Year Ended
                        November 26, November 27,    May 28, May 29, May 30, May 31, May 26,
                           1995          1994         1995    1994    1993    1992    1991


Ratio of earnings to
   fixed changes           7.87          7.52         4.10    6.18     8.62   9.28    8.06


      For purposes of computing the ratio of earnings to fixed charges, earnings represent pretax income from continuing operations plus fixed charges (net of capitalized interest). Fixed charges represent interest (whether expensed or capitalized) and one-third (the proportion deemed representative of the interest factor) of rents of continuing operations.


                 DESCRIPTION OF DEBT SECURITIES

      The Debt Securities will be issued under an Indenture (the "Indenture") between the Company and First Trust of Illinois, National Association, as Trustee (the "Trustee"). A copy of the form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following brief summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, and is further qualified by any description contained in the applicable Prospectus Supplement or Prospectus Supplements. Certain terms capitalized and not otherwise defined herein are defined in the Indenture. References in italics are to sections of the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference.

      The Debt Securities may be issued from time to time in one or more series. The terms of each series of Debt Securities will be established by or pursuant to a resolution of the Board of Directors and set forth or determined in the manner provided in an Officers' Certificate or by a supplemental indenture. The particular terms of the Debt Securities offered pursuant to any Prospectus Supplement or Prospectus Supplements will be described in such Prospectus Supplement or Prospectus Supplements.

General

      The Indenture will not limit the aggregate principal amount of Debt Securities which may be issued thereunder nor the amount of other debt which may be issued by the Company. The Debt
Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

      Unless otherwise indicated in the applicable Prospectus Supplement or Prospectus Supplements, the Debt Securities of any series will be issued only in fully registered form in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. (Section 302) Debt Securities may be issuable in the form of one or more Global Securities, as described below under "Global Securities." The Debt Securities (other than those issued in the form of a Global Security) are exchangeable  or  transferable without  charge  therefor,  but  the
Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and require the holders to furnish appropriate endorsements and transfer documents. (Section 305)

      Debt Securities may be issued as Original Issue Discount Debt Securities (bearing no interest, or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. Special federal income tax and other considerations applicable thereto and special federal tax and other considerations applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars will be described in the Prospectus Supplement or Prospectus Supplements relating thereto.

      Unless otherwise indicated in the applicable Prospectus Supplement or Prospectus Supplements, principal of and any premium and interest on the Debt Securities will be payable, and the transfer of the Debt Securities will be registrable, at the principal corporate trust office of the Trustee. In addition, unless otherwise provided in the applicable Prospectus Supplement or Prospectus Supplements and except in the case of Global Securities, payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears on the Security Register. (Sections 301, 305, 1001 and 1002)

      The terms of the Debt Securities will be established prior to the issuance of Debt Securities of any series, including the following: (1) the title of the offered Debt Securities; (2) any limit on the aggregate principal amount of the offered Debt Securities; (3) the Person to whom any interest on the offered Debt Securities will be payable, if other than the Person in whose name it is registered on the regular record date for such interest; (4) the date or dates on which the offered Debt Securities will mature and any rights of extension; (5) the rate or rates at which the offered Debt Securities will bear interest, if any, the date from which any such interest will accrue and the dates on which any such interest on the offered Debt Securities will be payable and the regular record dates therefor; (6) the place or places where the principal of and any premium and interest on the offered Debt Securities will be payable; (7) the period or periods within which, the price or prices at which and the terms and conditions upon which the offered Debt Securities may be redeemed, if applicable, at the option of the Company;
(8) the obligation, if any, of the Company to redeem or purchase Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Debt Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation; (9) the denominations in which any offered Debt Securities will be issuable, if other than denominations of
$1,000 or any amount in excess thereof which is an integral multiple of $1,000; (10) if determined with reference to an index or pursuant to a formula, the amount of principal of or any premium or interest on the offered Debt Securities, and the manner in which such amounts will be determined; (11) the currency, currencies or currency units for the payment of principal of and any premium and interest payable on the offered Debt Securities, if other than United States dollars; (12) if principal of or premium or interest on the offered Debt Securities is denominated or payable, at the election of the Company or the Holder, in a currency or currencies other than that in which the offered Debt Securities are stated to be payable, the currency, currencies or currency units for which such election is made and the periods within which, and the terms and conditions upon which such election is made and the amount payable (or the manner in which such amount is determined);
(13) if other than the principal amount thereof, the portion of the principal payable upon acceleration of such Debt Securities following an Event of Default; (14) if the principal amount payable at the Stated Maturity of the Debt Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount deemed to be the principal amount of such offered Debt Securities as of any such date for any purpose thereunder, including the principal amount thereof which is due and payable upon any Maturity other than the Stated Maturity or which is deemed outstanding as of any date prior to the Stated Maturity, or in any case, the manner in which such amount is determined; (15) if the offered Debt Securities are not defeasible as described under "Defeasance and Covenant Defeasance" below; (16) whether such Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the Depositary for such
Global Security or Debt Securities and the circumstances under which any such Global Security may be exchanged for Debt Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depositary or its nominee; (17) any addition to or change in the Events of Defaults which applies to the offered Debt Securities and any change in the right of the Trustee or the Holders of such offered Debt Securities to accelerate the maturity of the principal amount thereof; (18) any addition to or change in the covenants described under "Certain Covenants of the Company Under the Indenture" below; and (19) any other terms of the offered Debt Securities not inconsistent with the provisions of the Indenture. (Section 301)

Global Securities

      The Debt Securities of a series may be issued in whole or  in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary identified in the applicable Prospectus Supplement or Prospectus Supplements. A Global Security will be issued in a denomination equal to the aggregate principal amount of outstanding Debt Securities of the series represented by such Global Security. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement or Prospectus Supplements.

Certain Covenants of the Company Under the Indenture

      Restrictions on Liens. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary (defined below) to, incur, issue, assume or guarantee Indebtedness (defined below) secured by any Liens (defined below) of the Company or any Restricted Subsidiary upon any Principal Property (defined below) or upon shares of capital stock or evidences of Indebtedness issued by any Restricted Subsidiary and owned by the Company or any Restricted Subsidiary (whether such Principal Property, shares or evidence of Indebtedness were owned as of the date of the Indenture or thereafter acquired), without making, or causing such Restricted Subsidiary to make, effective provision to secure all of the Debt Securities issued under the Indenture and then Outstanding by such Lien, equally and ratably with any and all other Indebtedness thereby secured, so long as such Indebtedness is so secured. The foregoing restrictions do not apply, however, to Indebtedness secured by Liens existing on the date of the Indenture or to (i) Liens on any Principal Property acquired, constructed or improved by the Company or any Restricted Subsidiary after the date of the Indenture which are created or assumed contemporaneously with such acquisition, construction or improvement, or within 180 days after the completion thereof, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement incurred after the date of the Indenture; (ii) Liens on property, shares of capital stock or Indebtedness existing at the time of acquisition thereof, whether by merger, consolidation, purchase, lease or otherwise (including Liens on property, shares of capital stock or Indebtedness of a corporation existing at the time such corporation becomes a Restricted Subsidiary); (iii) Liens in favor of the Company or any Restricted Subsidiary; (iv) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, or political entity affiliated therewith, or in favor of Canada, or any political subdivision thereof, to secure partial, progress, advance or other payments, or other obligations, pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such Liens (including Liens incurred in connection with pollution control, industrial revenue or similar financings); (v) Liens on any property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property, whether directly or indirectly, by way of share disposition or otherwise; provided that the Company must have disposed of such property within 180 days after the creation of such Liens and that any Indebtedness secured by such Liens shall be without recourse to the Company or any Subsidiary;
(vi) certain Liens imposed by law, such as mechanics', workmen's, repairmen's, materialmen's, carriers', warehousemen's, vendors' or other similar Liens arising in the ordinary course of business, or governmental (federal, state or municipal) Liens arising out of contracts for the sale of products or services by the Company or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing; (vii) certain pledges or deposits under workmen's compensation or similar legislation or in certain other circumstances; (viii) certain Liens in connection with legal proceedings, including certain
Liens arising out of judgments or awards; (ix) Liens for certain taxes or assessments; (x) certain Liens consisting of restrictions on the use of real property which do not interfere materially with the property's use; or (xi) any extension, renewal or replacement, as a whole or in part, of any Lien existing on the date of the Indenture or of any Lien referred to in the foregoing clauses (i), (ii) or (v) to (x) inclusive; provided that (a) such extension, renewal or replacement Lien shall be limited to all or a part of the same property, shares of stock or Indebtedness that secured the Lien extended, renewed or replaced (plus improvements on such property) and (b) the Indebtedness secured by such Lien at such time is not increased. (Section 1006)

       Notwithstanding the foregoing, the Company and its Restricted Subsidiaries, or any of them, may incur, issue, assume or guarantee Indebtedness secured by Liens without equally and ratably securing the Debt Securities of each series then
Outstanding, provided, that at the time of such incurrence, issuance, assumption or guarantee of Indebtedness, after giving effect thereto and to the retirement of any Indebtedness which is concurrently being retired, the sum of (A) the aggregate amount of all outstanding Indebtedness secured by Liens which could not have been incurred, issued, assumed or guaranteed by the Company or a Restricted Subsidiary without equally or ratably securing the Debt Securities of each series then Outstanding, except for the provisions of this paragraph, plus (B) the Attributable Value (defined below) of all Sale and Leaseback Transactions entered into in reliance on the second paragraph under the caption "Restrictions on Sale and Leaseback Transactions" does not exceed 15% of the Consolidated Capitalization of the Company (defined below). (Section 1006)

       Restrictions on Sale and Leaseback Transactions. The Indenture provides that the Company will not itself, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction involving any Principal Property unless either (a) the Company or such Restricted Subsidiary would be, at the time of entering into such Sale and Leaseback Transaction, entitled, without equally and ratably securing the Debt
Securities of each series then Outstanding, to incur, issue, assume or guarantee Indebtedness secured by a Lien on such property, pursuant to the provisions described in clauses (i) to
(xi) inclusive above under "Restrictions on Liens," or (b) the Company, within 180 days after such sale or transfer, applies to the retirement of its Funded Debt (defined below) (subject to credits for certain voluntary retirements of Funded Debt) an amount equal to the greater of (i) the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement or (ii) the fair market value of the Principal Property so sold and leased back. This restriction will not apply to a sale and leaseback transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of less than three years. (Section 1007)

      Notwithstanding the foregoing, the Company or its Restricted Subsidiaries, or any of them, may enter into a Sale and Leaseback Transaction, provided that, at the time of such transaction, after giving effect thereto, the sum of (A) the aggregate principal amount of Indebtedness secured by Liens in reliance on the second paragraph under the caption "Restrictions on Liens" and (B) the Attributable Value of all Sale and Leaseback Transactions existing at such time which could not have been entered into except in reliance on this paragraph does not at such time exceed 15% of the Consolidated Capitalization of the Company. (Section 1007)

     Certain Definitions.

      The term "Attributable Value" means, in respect of any Sale and Leaseback Transaction, as of the time of determination, the lesser of (a) the sale price of the Principal Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such Sale and Leaseback Transaction and the denominator of which is the base term of such lease, and (b) the total obligation (discounted to present value at the highest rate of interest specified by the terms of any series of Debt Securities then Outstanding compounded semi-annually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such Sale and Leaseback Transaction. (Section 101)

      The term "Consolidated Capitalization" of the Company means consolidated total assets less consolidated non-interest bearing current liabilities, all as shown by a consolidated balance sheet of the Company and all Subsidiaries. (Section 101)

      The term "Funded Debt" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed ("Debt") which by its terms matures at or is extendible or renewable  at  the  option of the obligor to a date  more  than  12
months  after  the  date of the creation of  such  Debt.   (Section
101)

       The term "Indebtedness" of any Person means (without duplication), with respect to any Person, (a) every obligation of such Person for money borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such Person with respect to commercial letters of credit, bankers' acceptances or similar facilities issued for the account of such Person and (d) every obligation of the type referred to in clauses (a) through (c) of another Person the payment of which such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise (but only, in the case of clause (d), to the extent such Person has guaranteed or is responsible or liable for such obligations). (Section 101)

      The term "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). (Section 101)

      The term "Principal Property" shall mean any flour mill, manufacturing plant, packaging plant or research laboratory owned by the Company or any Restricted Subsidiary (whether located on land owned or leased by the Company or a Restricted Subsidiary) as of the date of the Indenture (and any future additions or improvements thereto) and located within the United States of America or Canada. (Section 101)

      The term "Restricted Subsidiary" means any Subsidiary other than one (a) the greater portion of the operating assets of which is located, or the principal business of which is carried on, outside the United States and Canada, or which, during the twelve most recent calendar months (or such shorter period as shall have elapsed since its organization), derived the major portion of its gross revenues from sources outside the United States or Canada,
(b) the principal business of which consists of the financing or assisting in the financing of dealers, distributors or other customers to facilitate (i) the acquisition or disposition of products of the Company or any Subsidiary or (ii) obtaining equipment or machinery used in connection with such acquisition or disposition, (c) the principal business of which consists of the owning, leasing, dealing in or development of real property, or (d) substantially all of the assets of which consist of securities of Subsidiaries described in (a) through (c) above. (Section 101)

      The term "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. (Section
101)

      The term "U.S. Government Obligation" means (x) any security which is (i) a direct obligation of the United States for the payment of which the full faith and credit of the United States is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt. (Sections 101 and
1304)

      Unless otherwise indicated in a Prospectus Supplement, the covenants described above and in the Debt Securities would not necessarily afford Holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company, such as a leveraged buyout.

Events of Default

      The following events are defined in the Indenture as "Events of Default" with respect to the Debt Securities of any series, unless otherwise provided with respect to such series:
(1) failure to pay any interest on any Debt Security of that series when due and payable, continued for 30 days; (2) failure to pay principal of or any premium on any Debt Security of that series when due and payable; (3) failure to deposit any sinking fund payment, when and as due, in respect of any Debt Security of that series; (4) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 60 days after written notice as provided in the Indenture; (5) certain events in bankruptcy, insolvency or reorganization involving the Company; and (6) any other Event of Default provided with respect to Debt Securities of that series. (Section 501)

      If an Event of Default (other than an Event of Default described in clause (5) in the above paragraph) with respect to any series of Debt Securities Outstanding under the Indenture occurs and is continuing, then either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series by notice as provided in the
Indenture may declare the principal amount (or, if any of the Debt Securities of that series are Original Issue Discount Debt Securities, such lesser portion of the principal amount of such Debt Securities as may be specified by the terms thereof) of all of the Debt Securities of that series to be due and payable immediately. If an Event of Default described in clause (5) in the above paragraph with respect to any series of Debt Securities Outstanding under the Indenture occurs, the principal amount (or, if any of the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Debt Securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

      Subject to the provisions of the Trust Indenture Act of 1939, as amended, (the "Trust Indenture Act"), the Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Sections 601, 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 512)

      The Company is required to furnish to the Trustee annually a statement by certain officers as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (Section 1004)

       The Indenture provides that notwithstanding any other provisions thereof, the right of any Holder to receive payment of the principal of (and premium, if any) and interest on the Debt Securities or to institute suit for the enforcement thereof shall not be impaired without such Holder's consent. (Section 508)

Modification and Waiver

      The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of all series issued under the Indenture which are affected by the modification or amendment (voting as one class), to execute supplemental indentures modifying the Indenture or any supplemental indenture; provided, however, that without the consent of the Holder of each Debt Security affected by such modification, no such modification shall change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon acceleration of the maturity thereof, change the place of payment where, or the currency in which, principal of, or any premium or interest on, any Debt Security is payable, impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, or reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for any such modification or amendment of the Indenture, or modify the foregoing requirements or reduce the percentage of Outstanding Debt Securities necessary to waive compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 902)

      The  Holders  of  not  less  than  a  majority  in  aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of the Holders of all Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain provisions of the
Indenture. (Section 1008) The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of the Holders of all Debt Securities of that series, waive any past default under the Indenture with respect to Debt Securities of that series, except a default (i) in the payment of principal of, or any premium or interest on, any Debt Security of such series, or (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513)

      The Indenture provides that, in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable, the principal amount of such Debt Security which shall be deemed to be Outstanding shall be the amount as established in or pursuant to a Board Resolution and set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more supplemental indentures, prior to the issuance of such Debt Securities, (C) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner as described above in (B), of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (A) or (B) above, of the amount determined in the manner as described in (B) above, and (D) Debt
Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Debt Securities which the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor. (Section 101)

Consolidation, Merger and Sale of Assets

      The Indenture provides that the Company may not consolidate with or merge with or into any other Person or convey, transfer or lease its property and assets substantially as an entirety to any Person, unless (i) either (A) the Company will be the resulting or surviving entity or (B) any successor or purchaser is a corporation, partnership, limited liability company or trust organized under the laws of the United States of America, any
State or the District of Columbia, and any such successor or purchaser expressly assumes the Company's obligations on the Debt Securities under a supplemental Indenture; (ii) immediately after giving effect to the transaction no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing; (iii) if, as a result of any such transaction, property or assets of the Company would become subject to a Lien which would not be permitted by the Indenture, the Company or, if applicable, the successor  to  the  Company, as the case may be,  shall  take  such steps as shall be necessary effectively to secure the Debt Securities issued under the Indenture equally and ratably with Indebtedness secured by such Lien; and (iv) certain other conditions are met. (Section 801) Upon any consolidation or merger into any other Person or any conveyance, transfer or lease of the Company's assets substantially as an entirety to any Person, the successor Person shall succeed to, and be substituted for, the Company under the Indenture, and the Company, except in the case of a lease, shall be relieved of all obligations and covenants under the Indenture and the Debt Securities to the extent it was the predecessor Person. (Section 802)

Defeasance and Covenant Defeasance

      Unless otherwise specified in the applicable Prospectus Supplement, the following provisions relating to defeasance and discharge of indebtedness, or relating to defeasance of certain restrictive covenants in the Indenture, will apply to the Debt Securities of any series, or to any specified part of a series. (Section 1301)

      Defeasance and Discharge. The Indenture provides that the Company will be discharged from all its obligations with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of principal of and any premium and interest on and any mandatory sinking fund payments in respect of such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1302 and 1304)

      Defeasance of Certain Covenants. The Indenture provides that the Company may omit to comply with certain restrictive covenants described in Sections 1006 (Restrictions on Liens) and 1007 (Restrictions on Sale and Leaseback Transactions) of the Indenture and any that may be described in the applicable
Prospectus Supplement, and the occurrence of certain Events of Default and any that may be described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such Debt Securities. In order to do so, the Company will be required to deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of the principal of and any premium and interest on and any mandatory sinking fund payments in respect of such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments. (Sections 1303 and 1304)

Regarding the Trustee

      The Trustee is trustee under the Indenture pursuant to which the Debt Securities are to be issued. The Trustee is also trustee under the Company's Indenture dated as of July 1, 1982, as supplemented, pursuant to which certain debt securities of the Company are outstanding and acts as an agent for the issuance of the Company's commercial paper. First Bank National Association ("First Bank"), an affiliate of the Trustee, provides cash management and other banking and advisory services to the Company in the normal course of business.

Governing Law

      The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.


                      PLAN OF DISTRIBUTION

      The Company may sell the Debt Securities being offered hereby in any of four ways: (i) directly to purchasers, (ii) through agents, (iii) through underwriters and (iv) through dealers. Offers to purchase Debt Securities may be made by potential investors or their agents on an unsolicited basis or may be solicited directly by the Company or agents designated by the Company from time to time. The applicable Prospectus Supplement or Prospectus Supplements will set forth the terms of the offering of the Debt Securities, including the name or names of any agents, underwriters or dealers, the purchase price of the Debt Securities and the proceeds to be received by the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation and any discounts and commissions allowed or reallowed or paid to dealers or agents. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents may be changed from time to time.

      In connection with the sale of Debt Securities, underwriters or agents may receive compensation from the Company in the form of underwriting discounts or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Underwriters, dealers and agents participating in the distribution of Debt Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Debt Securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended. Such underwriters, dealers and agents may be entitled under agreements which may be entered into by the Company to indemnification by the Company against and contribution toward certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      The Debt Securities may be distributed in one or more transactions from time to time at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

      If so indicated in the applicable Prospectus Supplement or Prospectus Supplements, the Company will authorize dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Debt Securities from the Company at the public offering price set forth in the applicable
Prospectus Supplement or Prospectus Supplements pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement or Prospectus Supplements. Each Contract will be for an amount not less than, and the aggregate amount of Debt Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement or Prospectus Supplements. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of the Company. The obligations of any purchaser under any Contract will not be subject to any conditions except (1) the purchase by an institution of the Debt Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (2) if Debt Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Debt Securities less the principal amount thereof covered by Contracts.

      The Debt Securities will be a new issue of securities with no established trading market. Any underwriters or agents to or through whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters and agents will not be obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Debt Securities.

      Certain of the underwriters, dealers and/or agents and their associates may be customers of, engage in transactions with and perform services for the Company, including its subsidiaries, in the ordinary course of business.


                             EXPERTS

      The consolidated financial statements and schedule of the Company and its subsidiaries as of May 28, 1995 and May 29, 1994 and for each of the fiscal years in the three-year period ended May 28, 1995 have been incorporated by reference in this Prospectus and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority required of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP refer to changes in the method of accounting for certain investments in debt and equity securities in fiscal 1995 and post-employment benefits and income taxes in fiscal 1994, respectively.


                   VALIDITY OF DEBT SECURITIES

      The validity of the Debt Securities will be passed upon for the Company by Siri S. Marshall, Esq., Senior Vice President, General Counsel and Secretary of the Company, and, unless otherwise indicated in the applicable Prospectus Supplement or Prospectus Supplements, for any underwriters or agents by Sullivan & Cromwell, New York, New York. As of January 1, 1996, Siri S. Marshall owned, directly or indirectly, 24,113 shares of common stock of the Company and had exercisable options to purchase 67,016 shares of common stock of the Company.

   NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT OR PROSPECTUS SUPPLEMENTS AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER OR AGENT. THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT OR PROSPECTUS SUPPLEMENTS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY AND THEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT OR PROSPECTUS SUPPLEMENTS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.


                     ____________________


                  TABLE OF CONTENTS

                                           Page

Available Information                        2
Incorporation of Certain Documents
    by Reference                             2
The Company                                  3
Use of Proceeds                              3
Ratio of Earnings to Fixed Charges           3
Description of Debt Securities               4
Plan of Distribution                        12
Experts                                     13
Validity of Debt Securities                 13

               ____________________




                       General Mills, Inc.


                           PROSPECTUS

                            PART II.

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

    Securities and Exchange Commission registration fee   $  172,414
    Legal fees and expenses                                   60,000
    Printing and engraving                                    20,000
    Accountant's fees and expenses                            25,000
    Fees and expenses of Trustee                              15,000
    Rating Agencies fees                                      90,000
    Expenses of qualification under state blue sky laws        7,500
    Miscellaneous                                             20,000

          Total                                           $  409,914*

_____________
*    All amounts are estimates except for the SEC registration fee.

Item 15.  Indemnification of Directors and Officers.

    Under provisions of the By-laws of the Company, each person who is or was a director or officer of the Company shall be indemnified by the Company as of right to the full extent permitted or authorized by Section 145 of the General Corporation
Law of Delaware.

    Under Section 145 of the Delaware General Corporation Law, the directors and officers of the Company are entitled, under certain circumstances, to be indemnified by it against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such directors and officers, if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful, except that no indemnification shall be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the Company only as authorized in each specific case upon a determination by the stockholders, independent legal counsel or the disinterested directors that indemnification is proper in the circumstances because the indemnitee has met the applicable statutory standard of conduct.

    The Company maintains standard policies of directors' and officers' liability insurance.

    The Securities and Exchange Commission has taken the position that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted by a company to its directors and officers, such indemnification is against public policy as expressed in such Act and is therefore unenforceable.


Item 16.  Exhibits.

  Number   Description

   1       -   Form of Underwriting Agreement, incorporated by reference
               to Exhibit 1.1 of the Form S-3 Registration Statement
               No. 33-39927 of the Company.

   4.1     -   Form of Indenture between the Registrant and First Trust of
               Illinois, National Association, as Trustee.

   4.2     -   Proposed form of Debt Securities (included as part of
               Exhibit 4.1).

   5       -   Opinion of Siri S. Marshall as to legality of the Debt
               Securities being registered, including her consent contained therein.

   12      -   Calculation of Ratio of Earnings to Fixed Charges.

   23.1    -   Consent of KPMG Peat Marwick LLP.

   23.2    -   Consent of Siri S. Marshall (included in Exhibit 5).

   24      -   Powers of Attorney.

   25      -   Form T-1 Statement of Eligibility and Qualification under
               the Trust Indenture Act of 1939 of First Trust of Illinois,
               National Association.


Item 17.  Undertakings.

    The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales
   are   being   made,   a  post-effective  amendment   to   this
   registration statement:

             (a)    To  include any prospectus  required  by
        Section 10(a)(3) of the Securities Act of 1933;

             (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

   provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 hereof, or otherwise (but that term shall not include the insurance policies referred to in Item
15), the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley (Minneapolis), State of Minnesota, on the 6th day of February, 1996.

                    GENERAL MILLS, INC.     )
                                            )
                                            )
                 By  Stephen W. Sanger      )  /s/ Leslie M. Frecon
                  Chairman of the Board and )     Leslie M. Frecon
                   Chief Executive Officer  )     Attorney-in-fact

                        POWER OF ATTORNEY
     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leslie M. Frecon and Kenneth L. Thome, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 and any and all amendments (including post-effective amendments) to the Registration Statement covering the issuance of up to $500,000,000 principal amount of debt securities of General Mills, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of  1933,
this  Registration  Statement  has  been  signed  below  by   the
following persons in the capacities and on the dates indicated.

       Signature                   Title            )
                                                    )
Stephen W. Sanger      Chairman of the Board        )
                        and Chief Executive Officer )
Richard M. Bressler    Director                     )
William T. Esrey       Director                     )
Charles W. Gaillard    Director,                    )  /s/ Leslie M. Frecon
                        President                   )   Leslie M. Frecon
Judith Richards Hope   Director                     )   Attorney-in-fact
George Putnam          Director                     )   February 6, 1996
A. Michael Spence      Director                     )
C. Angus Wurtele       Director                     )


/s/ Raymond G. Viault  Vice Chairman,                   February 6, 1996
  Raymond G. Viault     (Principal Financial Officer)

/s/ Kenneth L. Thome   Senior Vice President,           February 6, 1996
   Kenneth L. Thome     Financial Operations
                        (Principal Accounting Officer)

                          EXHIBIT INDEX

   4.1 - Form of Indenture between the Registrant and First Trust of Illinois, National Association, as Trustee, including the proposed form of debt securities contained therein.

   5    -  Opinion of Siri S. Marshall as to legality of the Debt Securities being registered, including her consent contained therein.

   12   -  Calculation of Ratio of Earnings to Fixed Charges.

   23.1 -  Consent of KPMG Peat Marwick LLP.

   24   -  Powers of Attorney.

   25   -  Form T-1 Statement of Eligibility and Qualification under the
           Trust Indenture Act of 1939 of First Trust of Illinois,National Association.